UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2011 (September 26, 2011)

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street	14203
Buffalo, NY	(Zip Code)
(Address of Principal Executive Offices)

(716) 849-6810
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure.

On September 26, 2011, Cleveland BioLabs, Inc. (the “Company”) issued a press release announcing that the Company entered into an Investment Agreement with Panacela Labs, Inc. (“Panacela”) and Open Joint Stock Company “Rusnano”, an open joint stock company organized under the laws of the Russian Federation (“Rusnano”), on September 19, 2011, and that certain conditions precedent to such Investment Agreement relating to the transfer of certain intellectual property to Panacela had been satisfied. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits
(d)

Exhibit No.	Description
99.1	Press Release dated September 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: September 26, 2011	By:	/s/ Michael Fonstein
		Name:	Michael Fonstein
		Title:	President and Chief Executive Officer